Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, August 6, 2026 Christopher R. Byrnes (315) 743-8376 chris_byrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES SECOND QUARTER 2026 RESULTS

•Quarterly revenues increased 19% year-over-year to $133.4 million

•Annual Recurring Revenue (ARR)(1) increased 17% year-over-year to $338.0 million

New Hartford, NY - August 6, 2026 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the second quarter ended June 30, 2026.

PAR Technology CEO, Savneet Singh, commented on the results, “Our second quarter performance highlighted the acceleration in revenue we’ve been building toward, as well as the continued steep increase in profitability we’ve been guiding to. We ended the quarter with a strong pipeline to help us hit our second-half targets and set up for a strong 2027. In addition to hitting and exceeding our financial goals, we continued to make large investments in our platform and are on track to hit our goal of deploying PAR Intelligence to 50,000 sites by year end. Our operational discipline is allowing us to balance our growing profitability with long-term investments needed to capture the large AI opportunity in front of us."

Q2 2026 Financial Highlights
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q2 2026	Q2 2025	vs. Q2 2025	Q2 2026	Q2 2025	vs. Q2 2025
Revenue	$133.4	$112.4	better 18.7%
Net Loss/Adjusted EBITDA	$(16.9)	$(21.0)	better $4.1 million	$14.3	$5.5	better $8.7 million
Diluted Net (Loss) Income Per Share	$(0.41)	$(0.52)	better $0.11	$0.18	$0.01	better $0.17
Subscription Service Gross Margin Percentage	55.2%	55.3%	worse 10 bps	65.1%	66.4%	worse 130 bps

Year-to-Date 2026 Financial Highlights(2)
(in millions, except % and per share amounts)	GAAP			Non-GAAP(1)
	Q2 2026	Q2 2025	vs. Q2 2025	Q2 2026	Q2 2025	vs. Q2 2025
Revenue	$257.4	$216.3	better 19.0%
Net Loss from Continuing Operations/Adjusted EBITDA	$(33.1)	$(45.6)	better $12.5 million	$23.2	$10.1	better $13.1 million
Diluted Net (Loss) Income Per Share from Continuing Operations	$(0.80)	$(1.13)	better $0.33	$0.26	$(0.00)	better $0.26
Subscription Service Gross Margin Percentage	55.4%	56.5%	worse 110 bps	65.4%	67.7%	worse 230 bps

Beginning in the second quarter of 2026, the Company's key performance indicators ARR and Active Sites(1) are presented on a total basis rather than disaggregated into our Engagement Cloud and Operator Cloud subscription service product lines as presented in prior periods. As multi-product arrangements have become increasingly common and our products are marketed and delivered as a unified platform, management no longer views or manages the business along these two separate product lines. This change aligns our key performance indicators with how management currently evaluates the business.

Highlights - Second Quarter 2026(1):
•ARR at end of Q2 '26 totaled $338.0 million
•Active Sites as of June 30, 2026 totaled 174.3 thousand

Outlook(3)

Reflecting second quarter results, PAR is raising its full-year 2026 outlook.

For the third quarter ending September 30, 2026, PAR expects to report:

•Total revenue in the range of $128.0 million to $132.0 million
•Adjusted EBITDA in the range of $13.5 million to $14.5 million

For fiscal year 2026, PAR expects to report:

•Total revenue in the range of $516.0 million to $523.0 million (up from $500.0 million to $515.0 million)
•Adjusted EBITDA in the range of $50.0 million to $53.0 million (up from $44.0 million to $47.0 million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors. See cautionary note regarding “Forward-Looking Statements” below.

(1) See “Key Performance Indicators and Non-GAAP Financial Measures” for descriptions of key performance indicators and non-GAAP financial measures, and reconciliations of non-GAAP financial measures to corresponding GAAP financial measures. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.
(2) Results exclude historical results from our Government segment which are reported as discontinued operations.
(3) Neither net loss, the most directly comparable GAAP financial measure to adjusted EBITDA, nor a reconciliation of adjusted EBITDA to net loss is available on a forward-looking basis without unreasonable efforts because certain required information is unknown, out of our control, or cannot be reasonably predicted. These items include, but are not limited to, stock-based compensation expense, transaction and integration costs related to acquisitions, severance costs related to restructuring activities, impairment losses, and debt extinguishment activity. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Earnings Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on August 6, 2026, during which management will discuss the Company's financial results for the second quarter ended June 30, 2026. The conference call will be webcast live. To access the webcast, please visit the Investor Relations section of the Company's website at www.partech.com/investor-relations/. A recording of the webcast will be available on this site after the event.

About PAR Technology Corporation.

PAR Technology Corporation (NYSE: PAR) delivers an agentic operating platform that enables smarter, more consistent operations for multi‑unit brands across restaurant, retail, and high‑volume commerce. PAR’s platform brings together mission‑critical software—point of sale, digital ordering, loyalty, payments, and back‑office systems—along with hardware and data to orchestrate decisions and workflows across systems, locations, and guest touchpoints in real time. Designed to drive measurable outcomes, PAR helps brands improve efficiency, deliver better experiences, and make every store more profitable. Learn more at partech.com.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain key performance indicators and non-GAAP financial measures in the evaluation and management of our business; certain key performance indicators and non-GAAP financial measures are provided in this press release because we believe they are useful in facilitating period-to-period comparisons of our business performance. Key performance indicators and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Key performance indicators and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of June 30, 2026.

As used in this press release,

“Annual Recurring Revenue” or “ARR” is the annualized revenue from subscription services, including subscription fees for our SaaS solutions and related software support, managed platform development services, and transaction-based payment processing services. We generally calculate ARR by annualizing the monthly recurring revenue for all Active Sites as of the last day of each month for the respective reporting period. Our reported ARR is based on a constant currency, using the exchange rates established at the beginning of the year and consistently applied throughout the period and to comparative periods presented.

“Active Sites” represent locations active on PAR’s subscription services as of the last day of the respective reporting period.

Trademarks.

“PAR®,” “PAR POSTM”, “Punchh®,” “PAR OrderingTM”, "PAR OPS®," “Data Central®," “DelagetTM,” "PAR RetailTM", "PAR® Pay”, and other trademarks identifying our products and services appearing in this press release belong to us. Solely for convenience, our trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks.

Forward-Looking Statements.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995, and the accuracy of such statements is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Forward-looking statements can be identified by words such as “believe,” “could,” “would,” “should,” “will,” “continue,” “anticipate,” “expect,” “path,” “plan,” “intend,” “estimate,” “future,” “may,” “potential,” and similar expressions. These statements include, but are not limited to, express or implied forward-looking statements relating to: our future financial performance, including revenues, gross margins, expenses, cash flows, and other financial measures and key performance indicators; the plans, strategies and objectives of management relating to our growth, results of operations, and financial performance, including service and product offerings, the development, demand, market share, and competitive performance of our products and services; the availability and terms of product and component supplies for our hardware products; anticipated benefits of acquisitions, divestitures, and capital markets transactions; and macroeconomic trends, geopolitical events, tariffs, and trade disputes and the expected impact of those trends and events on our business, results of operations, and financial performance. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.

Factors, risks, trends and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include our ability to successfully develop or acquire and transition new products and services and enhance existing products and services to meet evolving customer needs and respond to emerging technological trends, including through effective use of artificial intelligence (AI) in product development and integration of AI tools across our products, service offerings and our customers’ data; our ability to add and retain Active Sites and integration partners; our ability to successfully integrate acquisitions into our operations, and realize the anticipated benefits; macroeconomic trends, such as a recession or slowed economic growth, fluctuating interest rates, inflation, and changes in consumer confidence and discretionary spending; geopolitical events affecting countries where we operate or our customers or suppliers operate, including changes in import/export regulations, such as tariffs, and trade disputes involving the United States and those countries; our ability to retain and manage suppliers, secure alternative suppliers, and manage inventory levels and costs, navigate manufacturing disruptions or logistics challenges, shipping delays, and shipping costs; and the other factors discussed in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

Assets	June 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$77,373	$79,565
Cash held on behalf of customers	14,133	14,120
Short-term investments	569	579
Accounts receivable – net	76,281	81,706
Inventories	34,033	27,436
Other current assets	29,757	29,525
Total current assets	232,146	232,931
Property, plant and equipment – net	11,943	13,286
Goodwill	895,113	898,035
Intangible assets – net	204,923	203,370
Lease right-of-use assets	8,929	8,176
Other assets	16,818	13,346
Total Assets	$1,369,872	$1,369,144
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$19,954
Accounts payable	36,550	39,332
Accrued salaries and benefits	17,698	25,186
Accrued expenses	11,352	12,380
Customers payable	14,133	14,120
Lease liabilities – current portion	2,099	1,899
Customer deposits and deferred service revenue	23,228	27,867
Total current liabilities	105,060	140,738
Lease liabilities – net of current portion	7,086	6,435
Deferred service revenue – noncurrent	2,031	1,841
Long-term debt	422,351	374,070
Other long-term liabilities	19,574	20,910
Total liabilities	556,102	543,994
Shareholders’ equity:
Preferred stock, $0.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 116,000,000 shares authorized, 42,935,541 and 42,226,765 shares issued, 41,362,708 and 40,653,932 outstanding at June 30, 2026 and December 31, 2025, respectively	851	836
Additional paid-in capital	1,252,971	1,226,039
Accumulated deficit	(397,469)	(364,404)
Accumulated other comprehensive loss	(13,691)	(8,429)
Treasury stock, at cost, 1,572,833 and 1,572,833 shares at June 30, 2026 and December 31, 2025, respectively	(28,892)	(28,892)
Total shareholders’ equity	813,770	825,150
Total Liabilities and Shareholders’ Equity	$1,369,872	$1,369,144

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2026 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
Revenues, net:
Subscription service	$83,391	$71,903	$161,913	$140,313
Hardware	35,086	26,864	64,340	48,707
Professional service	14,933	13,637	31,130	27,243
Total revenues, net	133,410	112,404	257,383	216,263
Cost of sales:
Subscription service	37,335	32,144	72,188	61,044
Hardware	27,954	19,540	50,882	36,008
Professional service	11,538	9,728	23,229	19,877
Total cost of sales	76,827	61,412	146,299	116,929
Gross margin	56,583	50,992	111,084	99,334
Operating expenses:
Sales and marketing	11,564	12,274	23,849	24,056
General and administrative	26,288	31,697	56,984	60,981
Research and development	22,507	20,934	44,482	40,701
Amortization of identifiable intangible assets	3,725	3,394	7,156	6,653
Intangible asset impairment loss	5,400	—	5,400	—
Total operating expenses	69,484	68,299	137,871	132,391
Operating loss	(12,901)	(17,307)	(26,787)	(33,057)
Other income (expense), net	774	(1,381)	1,601	(1,472)
Interest expense, net	(3,386)	(1,408)	(5,318)	(3,042)
Gain (loss) on extinguishment of debt, net	—	—	380	(5,791)
Loss from continuing operations before income taxes	(15,513)	(20,096)	(30,124)	(43,362)
Provision for income taxes	(1,383)	(944)	(2,941)	(2,225)
Net loss from continuing operations	(16,896)	(21,040)	(33,065)	(45,587)
Net income from discontinued operations	—	—	—	197
Net loss	$(16,896)	$(21,040)	$(33,065)	$(45,390)

Net (loss) income per share (basic and diluted):
Continuing operations	$(0.41)	$(0.52)	$(0.80)	$(1.13)
Discontinued operations	—	—	—	—
Total	$(0.41)	$(0.52)	$(0.80)	$(1.13)

Weighted average shares outstanding (basic and diluted)	41,281	40,520	41,140	40,348
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with GAAP, this press release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Our non-GAAP financial measures reflect adjustments based on one or more of the following items below.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Additionally, these measures may not be comparable to similarly titled measures disclosed by other companies.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Non-GAAP subscription service gross margin percentage
Represents subscription service gross margin percentage adjusted to exclude amortization from acquired and internally developed software, stock-based compensation, severance, and impairment of capitalized software development costs.
We believe that non-GAAP subscription service gross margin percentage and adjusted EBITDA provide useful perspectives with respect to the Company's core operating performance and ongoing cash earnings by adjusting for certain non-cash and non-recurring charges that may not be indicative of our financial performance.
Adjusted EBITDA
Represents net loss before income taxes, interest expense, and depreciation and amortization adjusted to exclude discontinued operations, stock-based compensation, transaction costs, severance, impairment loss, litigation expense, (gain) loss on extinguishment of debt, net, and other income (expense), net.

Non-GAAP diluted net income (loss) per share
Represents net loss per share excluding amortization of acquired intangible assets, non-cash interest, discontinued operations, stock-based compensation, transaction costs, severance, impairment loss, litigation expense, (gain) loss on extinguishment of debt, net, and other income (expense), net, as well as the income tax effect of these adjustments.

We believe that adjusting our diluted net loss per share to remove non-cash and non-recurring charges provides a useful perspective with respect to the Company's operating performance as well as comparisons to past and competitor operating results.

Stock-based compensation	Consists of non-cash charges related to our employee equity incentive plans.	We exclude stock-based compensation because management does not view these non-cash charges as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.

Non-GAAP Measure or Adjustment	Definition	Usefulness to management and investors
Transaction costs	Adjustment reflects non-recurring professional fees incurred in transaction due diligence and integration.	We exclude professional fees incurred in corporate development because management does not view these non-recurring charges, which are inconsistent in size and are significantly impacted by the timing and valuation of our transactions, as part of our core operating performance. This adjustment facilitates a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Severance	Adjustment reflects severance tied to non-recurring restructuring activities included in cost of sales, sales and marketing expense, general and administrative expense, and research and development expense.	We exclude these non-recurring adjustments because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance as well as comparisons to past and competitor operating results.
Litigation expense	Adjustment reflects non-recurring legal fees incurred in connection with certain litigation matters.
Impairment loss	Adjustment reflects impairment charges related to the write-off of an indefinite-lived trademark acquired in the Stuzo Acquisition and the write-off of capitalized software development costs related to the abandoned PAR Clear product.
(Gain) loss on extinguishment of debt, net	Adjustment reflects gain recognized on the repurchase of a portion of the 2027 Notes, partially offset by loss recognized on the induced conversion of a portion of the 2026 Notes, and loss recognized on early repayment of the Credit Facility.
Discontinued operations	Adjustment reflects income from discontinued operations related to the divestiture of our Government segment.
Other expense (income), net	Adjustment reflects foreign currency transaction gains and losses and other non-recurring income and expenses recorded in other income (expense), net in the accompanying statements of operations.
Non-cash interest	Adjustment reflects non-cash amortization of issuance costs and discount related to the Company's long-term debt.	We exclude these non-cash and non-recurring adjustments for purposes of calculating non-GAAP diluted net income (loss) per share because management does not view these costs as part of our core operating performance. These adjustments facilitate a useful evaluation of our current operating performance, comparisons to past and competitor operating results, and additional means to evaluate expense trends.
Acquired intangible assets amortization	Adjustment reflects amortization expense of acquired developed technology included within cost of sales and amortization expense of acquired intangible assets.

The tables below provide reconciliations between net loss and adjusted EBITDA, diluted net loss per share and non-GAAP diluted net income (loss) per share, and subscription service gross margin percentage and non-GAAP subscription service gross margin percentage. Amounts presented in the reconciliations and other tables presented herein may not sum due to rounding.

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of Net Loss to Adjusted EBITDA	2026	2025	2026	2025
Net loss	$(16,896)	$(21,040)	$(33,065)	$(45,390)
Discontinued operations	—	—	—	(197)
Net loss from continuing operations	(16,896)	(21,040)	(33,065)	(45,587)
Provision for income taxes	1,383	944	2,941	2,225
Interest expense, net	3,386	1,408	5,318	3,042
Depreciation and amortization	12,838	12,415	24,850	24,297
Stock-based compensation	6,759	7,887	13,962	15,068
Transaction costs	10	561	604	1,716
Severance	1,287	638	3,956	710
Impairment loss	5,482	—	5,482	—
Litigation expense	805	1,347	1,161	1,347
(Gain) loss on extinguishment of debt, net	—	—	(380)	5,791
Other (income) expense, net	(774)	1,381	(1,601)	1,472
Adjusted EBITDA	$14,280	$5,541	$23,228	$10,081

Beginning in the second quarter of 2026, the Company revised its calculation of non-GAAP net income (loss) per share to: (i) reflect the current and deferred income tax effects attributable to its non-GAAP adjustments; and (ii) include the dilutive effect of equity-based awards and other potentially dilutive securities when the Company reports non-GAAP net income, even when such securities are excluded from GAAP diluted earnings per share because they were antidilutive to the GAAP net loss. Prior period non-GAAP amounts presented herein have been recast to conform to the revised methodology. These revisions affect only the Company’s non-GAAP measures and do not affect its GAAP financial statements, GAAP net income (loss), or GAAP net income (loss) per share.

(in thousands, except per share amounts)	Three Months Ended June 30,
Reconciliation of GAAP Diluted Net Loss per share to Non-GAAP Diluted Net Income per share	2026		2025
Net loss / diluted net loss per share	$(16,896)	$(0.41)	$(21,040)	$(0.52)
Non-cash interest	667	0.02	578	0.01
Acquired intangible assets amortization	10,681	0.26	9,745	0.24
Stock-based compensation	6,759	0.16	7,887	0.19
Transaction costs	10	—	561	0.01
Severance	1,287	0.03	638	0.02
Impairment loss	5,482	0.13	—	—
Litigation expense	805	0.02	1,347	0.03
Other (income) expense, net	(774)	(0.02)	1,381	0.03
Income tax effects(1)	(516)	(0.01)	(522)	(0.01)
Non-GAAP net income / non-GAAP basic net income per share	$7,505	$0.18	$575	$0.01
Dilution impact of incremental shares(2)		—		—
Non-GAAP diluted net income per share		$0.18		$0.01

GAAP weighted average shares outstanding, basic and diluted	41,281		40,520
Add: Dilutive common stock equivalents	549		832
Non-GAAP weighted average shares outstanding, diluted(3)	41,830		41,352

(1) The income tax effect of the non-GAAP adjustments reflects the jurisdiction-specific tax consequences attributable to those adjustments, calculated by (i) applying the applicable statutory tax rate to non-GAAP adjustments in jurisdictions where no valuation allowance exists; and (ii) applying no tax effect to adjustments in jurisdictions with a full valuation allowance.
(2) Represents the incremental effect of dilutive securities included in the calculation of non-GAAP diluted weighted average shares outstanding.
(3) Non-GAAP diluted weighted average shares outstanding include the effect of potentially dilutive common stock equivalents (stock options, restricted stock units, and warrants) under the treasury stock method. Shares issuable upon conversion of the Company's convertible senior notes were excluded because their conversion would have been antidilutive to non-GAAP net income per share for the periods presented after applying the if-converted method from the beginning of the period or, if later, the issuance date, which requires adding back the related interest expense to the numerator and including the shares issuable upon conversion in the denominator.

(in thousands, except per share amounts)	Six Months Ended June 30,
Reconciliation of GAAP Diluted Net Loss per share to Non-GAAP Diluted Net Income (Loss) per share	2026		2025
Net loss / diluted net loss per share	$(33,065)	$(0.80)	$(45,390)	$(1.13)
Discontinued operations	—	—	(197)	—
Net loss from continuing operations	(33,065)	(0.80)	(45,587)	(1.13)
Non-cash interest	1,265	0.03	1,167	0.03
Acquired intangible assets amortization	20,547	0.50	19,210	0.48
Stock-based compensation	13,962	0.34	15,068	0.37
Transaction costs	604	0.01	1,716	0.04
Severance	3,956	0.10	710	0.02
Impairment loss	5,482	0.13	—	—
Litigation expense	1,161	0.03	1,347	0.03
(Gain) loss on extinguishment of debt, net	(380)	(0.01)	5,791	0.14
Other (income) expense, net	(1,601)	(0.04)	1,472	0.04
Income tax effects(1)	(1,038)	(0.03)	(1,019)	(0.03)
Non-GAAP net income (loss) / non-GAAP basic net income (loss) per share	$10,893	$0.26	$(125)	$(0.00)
Dilution impact of incremental shares(2)		—		—
Non-GAAP diluted net income (loss) per share		$0.26		$(0.00)

GAAP weighted average shares outstanding, basic and diluted	41,140		40,348
Add: Dilutive common stock equivalents	758		718
Non-GAAP weighted average shares outstanding, diluted(3)	41,898		41,066

(1) The income tax effect of the non-GAAP adjustments reflects the jurisdiction-specific tax consequences attributable to those adjustments, calculated by (i) applying the applicable statutory tax rate to non-GAAP adjustments in jurisdictions where no valuation allowance exists; and (ii) applying no tax effect to adjustments in jurisdictions with a full valuation allowance.
(2) Represents the incremental effect of dilutive securities included in the calculation of non-GAAP diluted weighted average shares outstanding.
(3) Non-GAAP diluted weighted average shares outstanding include the effect of potentially dilutive common stock equivalents (stock options, restricted stock units, and warrants) under the treasury stock method. Shares issuable upon conversion of the Company's convertible senior notes were excluded because their conversion would have been antidilutive to non-GAAP net income per share for the periods presented after applying the if-converted method from the beginning of the period or, if later, the issuance date, which requires adding back the related interest expense to the numerator and including the shares issuable upon conversion in the denominator.

(in thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation between GAAP and Non-GAAP Subscription Service Gross Margin Percentage	2026	2025	2026	2025
Subscription Service Gross Margin Percentage	55.2%	55.3%	55.4%	56.5%
Subscription Service Gross Margin	$46,056	$39,759	$89,725	$79,269
Depreciation and amortization	7,936	7,836	15,358	15,431
Stock-based compensation	206	172	390	299
Severance	43	—	251	—
Impairment Loss	82	—	82	—
Non-GAAP Subscription Service Gross Margin	$54,323	$47,767	$105,806	$94,999
Non-GAAP Subscription Service Gross Margin Percentage	65.1%	66.4%	65.4%	67.7%